Contact: Jason S. Kirsch, APR VP/Director of Public Relations (717) 412-6200 jason.kirsch@commercepc.com

FOR IMMEDIATE RELEASE

Pennsylvania Commerce Bancorp
Names Ritter Chief Operating Officer

HARRISBURG, PA (Oct. 12, 2007) — Pennsylvania Commerce Bancorp Inc. (NASDAQ: COBH) and subsidiary Commerce Bank/Harrisburg, NA, today announced that Mark A. Ritter has joined the bank as chief operating officer.

Ritter joins Commerce Bank with more than 20 years of financial services experience. He will oversee the bank’s operations, finance and risk functions. He will report to Commerce Bank Chairman, President and CEO Gary L. Nalbandian.

“Mark is a seasoned executive with a track record of success,” Nalbandian said. “He has a depth of experience in operations, finance and regulatory matters. We look forward to his contributions as we continue to grow throughout our footprint.”

Ritter said, “For more than 22 years, Commerce Bank/Harrisburg has set itself apart by creating the best possible banking experience, setting the bar in both customer service and convenience. I am pleased to join a growing organization that continues to change the banking landscape in its market.”

Ritter, a resident of West Hempfield Township, Lancaster County, previously was CEO of Sterling Financial Trust Company, an affiliate of Sterling Financial Corp. Prior to joining Sterling Financial Trust, he served as chief financial officer and chief investment officer for a life/health and property/casualty insurance company.

Commerce Bank/Harrisburg, “America’s Most Convenient Bank,” is a financial services retailer that has produced continuous growth since its first office opened in 1985. Headquartered in Harrisburg, PA, the sole subsidiary of Pennsylvania Commerce Bancorp (NASDAQ: COBH) has a growing network of 33 locations in Berks, Cumberland, Dauphin, Lancaster, Lebanon and York counties.

Commerce’s hallmark products and services include seven-day banking, free personal checking, free instant-issue Visa check card, free interactive Penny Arcade coin-counting machines, free online banking and 24/7 bank-by-phone. In addition to retail banking, Commerce offers a diverse portfolio of commercial banking services including term loans, commercial mortgages, commercial leasing, lines of credit and cash management services.

For more information about Commerce, visit the bank’s web site at commercepc.com.

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FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION

The Company may, from time to time, make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission (including the annual report on Form 10-K and the exhibits thereto), in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements:

•	the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations;
•	the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;
•	inflation;
•	interest rate, market and monetary fluctuations;
•	the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers;
•	the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa;
•	the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);
•	the impact of the rapid growth of the Company;
•	the Company’s dependence on Commerce Bancorp, Inc. to provide various services to the Company;
•	changes in the Company’s allowance for loan losses;
•	effect of terrorists attacks and threats of actual war;
•	unanticipated regulatory or judicial proceedings;
•	changes in consumer spending and saving habits;
•	and the success of the Company at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company. For information, concerning events or circumstances after the date of this report refer to the Company’s filings with the Securities and Exchange Commission (“SEC”).